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                                                                    Exhibit 3.1t


                              CERTIFICATE OF MERGER

                                       OF

                          CROMPTON SALES COMPANY, INC.

                                       AND

                         UNIROYAL CHEMICAL COMPANY, INC.


It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

         (i) CROMPTON SALES COMPANY, INC., which is incorporated under the laws of the State of Delaware; and

         (ii) UNIROYAL CHEMICAL COMPANY, INC., which is incorporated under the laws of the State of New Jersey.

         2. A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, CROMPTON SALES COMPANY, INC. by in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by UNIROYAL CHEMICAL COMPANY, INC. in accordance with the laws of the State of its incorporation.

         3. The name of the surviving corporation in the merger herein certified is UNIROYAL CHEMICAL COMPANY, INC., which will continue its existence as said surviving corporation under the name of "CROMPTON MANUFACTURING COMPANY, INC." upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.

         4. The certificate of incorporation of UNIROYAL CHEMICAL COMPANY, INC., as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of its incorporation.

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         5. The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                 199 Benson Road
                          Middlebury, Connecticut 06749

         6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The aforesaid surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of CROMPTON SALES COMPANY, INC., as well as for enforcement of any obligation of said surviving corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of CROMPTON SALES COMPANY, INC. as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

                                 199 Benson Road
                          Middlebury, Connecticut 06749

         8. The Plan and Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 31, 2004, insofar as the General Corporation Law of the State of Delaware shall govern said effective date.


Dated:  December 1st, 2004

                                              CROMPTON SALES COMPANY, INC.

                                        By:   /s/ Arthur C. Fullerton
                                              ----------------------------------
                                              Arthur C. Fullerton
                                              Vice President and Secretary


                                              UNIROYAL CHEMICAL COMPANY, INC.


                                         By:  /s/ Arthur C. Fullerton
                                              ----------------------------------
                                              Arthur C. Fullerton
                                              Vice President and Secretary